                                                                 Exhibit T3A-75.

                               STATE OF CALIFORNIA

                               SECRETARY OF STATE

         I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

         That the attached transcript of 3 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

                                                  IN WITNESS WHEREOF I execute
                                         this certificate and affix the Great
                                         Seal of the State of California this
                                         day of FEB 26 2004

                                         /s/ Kevin Shelley
                                         ------------------
                                         Secretary of State

                                        1

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                                                                 Exhibit T3A-75.

                            ARTICLES OF INCORPORATION

                                       OF

                          PACIFIC OROVILLE POWER, INC.

                                        I

                         The name of this Corporation is
                          Pacific Oroville Power, Inc.

                                       II

         The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         The name and address in the State of California of this corporation's initial agent for service of process is: John R. Taylor, 6055 East Washington Boulevard, Commerce, California 90040.

                                        2

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                                                                 Exhibit T3A-75.

                                      - 2 -

                                       IV

         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000.

DATED:  July 15, 1985

                                             /s/ David M. Turner
                                             -------------------
                                             David M. Turner

         I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                             /s/ David M. Turner
                                             -------------------
                                             David M. Turner

                                        3

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                                                                 Exhibit T3A-75.

                               PACIFIC POWER, INC.
                                4000 Pierce Road
                          Bakersfield, California 90038

                                                        June 27, 1985

California Secretary of State
1230 J Street
Sacramento, CA  95814

                  Re:  Pacific Oroville Power, Inc.

Dear Sir:

                  Pacific Power, Inc., a California corporation, hereby consents to the formation of Pacific Oroville Power, Inc., a California corporation, by David M. Turner.

                                             PACIFIC POWER, INC.

                                             By /s/ [illegible]
                                                ---------------

                                       4